UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2013

CELLULAR BIOMEDICINE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-52282	86-1032927
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 University Avenue, #17 Palo Alto, California	94301
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:     (650) 566-5064

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On April 26, 2013 Cellular Biomedicine Group, Inc. (the “Company”) entered into an Independent Director Indemnity Agreement with Dr. Jianping Dai, a director of the Company (the “Indemnification Agreement”).  The Indemnification Agreement provides that the Company will indemnify such director under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings to which he or she is or may be made a party by reason of his or her position as a director or executive officer of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s by-laws.  The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Independent Director Indemnity Agreement, a form of which was included as Exhibit 10.7 to the Company’s Current Report on Form 8-K filed February 12, 2013 and also incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cellular Biomedicine Group, Inc.

Date: May 2, 2013	By:	/s/ Andrew Chan
Andrew Chan, CFO